UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2013

[Missing Graphic Reference]
 CHECKPOINT SYSTEMS, INC.
(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	22-1895850
(State of Incorporation)	(IRS Employer Identification No.)

101 Wolf Drive, Thorofare, NJ	08086
(Address of principal executive offices)	(Zip Code)

856-848-1800
(Registrant’s telephone number, including area code)
N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2013, Checkpoint Systems, Inc. (“Checkpoint”, or the “Company”), certain subsidiaries of Checkpoint, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swingline Lender and L/C Issuer, Bank of America Merrill Lynch, Fifth Third Bank and HSBC Bank USA, National Association, as Joint Lead Arrangers and Joint Book Managers, and the other lenders party thereto entered into an agreement (the “Credit Agreement”) providing for a five-year senior secured multi-currency revolving credit facility (the “Credit Facility”) in the principal amount of $200 million, plus additional amounts of up to $100 million of loans to be made available upon request of the Company subject to specified terms and conditions.  A portion of the Credit Facility is also available for swingline loans of up to a sublimit of $30 million and for the issuance of standby letters of credit up to a sublimit of $30 million.

The Company borrowed $97.9 million under the Credit Facility on December 11, 2013 and used the proceeds (i) to repay outstanding amounts under Checkpoint’s existing $62.4 million revolving credit facility (the “2010 Facility”), (ii) to retire the $55.6 million outstanding under Checkpoint’s three series of senior secured notes (the “Senior Notes”), (iii) to pay related fees and expenses and (iv) for general corporate purposes of Checkpoint and its subsidiaries.

Borrowings under the Credit Agreement, other than swingline loans, bear interest at the Company’s option of either (i) a spread ranging from 0.25% to 1.25% over the Base Rate (as described below), or (ii) a spread ranging from 1.25% to 2.25% over the LIBOR rate, and in each case fluctuating in accordance with changes in the Company’s leverage ratio, as defined in the Credit Agreement.  The “Base Rate” is the highest of (a) the Federal Funds Rate, plus 0.50%, (b) the Administrative Agent’s prime rate, and (c) a daily rate equal to the one-month LIBOR rate, plus 1.0%.  Swingline loans bear interest of (i) a spread ranging from 0.25% to 1.25% over the Base Rate.  The Company pays an unused line fee ranging from 0.20% to 0.40% per annum on the unused portion of the Credit Facility.

Pursuant to the terms of the Credit Agreement, the Company is subject to various requirements, including covenants requiring the maintenance of (i) a maximum total leverage ratio and (ii) a minimum interest coverage ratio. The Credit Agreement also contains customary representations and warranties, affirmative and negative covenants, notice provisions and events of default, including change of control, cross-defaults to other debt, and judgment defaults.  Upon a default under the Credit Agreement, including the non-payment of principal or interest, the obligations of the Company under the Credit Agreement may be accelerated and the assets securing such obligations may be sold. Certain wholly-owned subsidiaries of the Company are guarantors of the Company’s obligations under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

(a)	Revolving Credit Facility

      On December 11, 2013, in connection with its entry into the Credit Agreement described in Item 1.01 of this report, the Company terminated its 2010 Facility (as defined above). The 2010 Facility agreement was entered into among the Company, Checkpoint Manufacturing Japan Co., Ltd., and CP International Systems C.V., as foreign borrowers, certain other domestic and foreign subsidiaries of the Company, as domestic guarantors and foreign guarantors, Wells Fargo Bank, National Association, as Administrative Agent, Citizens Bank of Pennsylvania, as Syndication Agent, Comerica Bank, as Documentation Agent, and Wells Fargo Securities, LLC and Citizens Bank of Pennsylvania, as Joint Lead Arrangers and Joint Book Runners.  In connection therewith, Checkpoint repaid all outstanding amounts under the 2010 Facility.

(b)	Prudential Notes

                                  On December 11, 2013, in connection with its entry into the Credit Agreement described in Item 1.01 of this report, the Company terminated its Note Purchase and Private Shelf Agreement (“Prudential Agreement”). The Prudential Agreement was entered into among the Company, Prudential Investment Management, Inc., and certain other purchasers party thereto.  In connection therewith, Checkpoint repaid all outstanding amounts under the Prudential Agreement as well as make whole-premium fees of $7.3 million.

Item 2.03                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by referenced to this Item 2.03 as if fully set forth herein.

Item 7.01                  Regulation FD Disclosure

On December 12, 2013 Checkpoint issued a press release announcing the entry into the Credit Agreement.  The full text of the press release is attached hereto as Exhibit 99 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the Exchange “Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits

10.1           Credit Agreement dated December 11, 2013, among the Registrant, as borrower, certain subsidiaries of the borrower as designated borrowers, and certain subsidiaries of the borrower as the guarantors and Bank of America, N.A. as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and Bank of America Merrill Lynch, as Joint Lead Arranger and Joint Book Manager, Fifth Third Bank, as Joint Lead Arranger and Joint Book Manager, and HSBC Bank USA, National Association as Joint Lead Arranger and Joint Book Manager.

99.1           Press Release dated December 12, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc.

Date:  December 16, 2013                                                                        By:  /s/ Joseph G. Driscoll
       Joseph G. Driscoll
       Vice President and
       Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.                      Description

10.1
Credit Agreement dated December 11, 2013, among the Registrant, as borrower, certain subsidiaries of the borrower as designated borrowers, and certain subsidiaries of the borrower as the guarantors and Bank of America, N.A. as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and Bank of America Merrill Lynch, as Joint Lead Arranger and Joint Book Manager, Fifth Third Bank, as Joint Lead Arranger and Joint Book Manager, and HSBC Bank USA, National Association as Joint Lead Arranger and Joint Book Manager.

99.1           Press Release dated December 12, 2013